                                  EXHIBIT 23.1

                           BENTON OIL AND GAS COMPANY

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37124, 333-49114, 333-19679, and 333-94823),
    Form S-3 (Nos. 33-70146, 333-00135 and 333-17231) and Form S-4 (Nos.
    33-61299, 33-42139 and 333-06125) of Benton Oil and Gas Company of our report dated March 23, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

    PricewaterhouseCoopers LLP
    Los Angeles, California

    April 2, 2001